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                                                                   Exhibit 21.1


                   Significant Subsidiaries of the Registrant

The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of November 26, 1999 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a "significant subsidiary" as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.


Name                                             State or Jurisdiction of Entity
----                                             -------------------------------

The Goldman Sachs Group, Inc.                            Delaware
   Goldman, Sachs & Co.                                  New York
      Goldman Sachs (Asia) Finance Holdings L.L.C.       Delaware
        Goldman Sachs (Asia) Finance                     Mauritius
   Goldman Sachs (UK) L.L.C.                             Delaware
      Goldman Sachs Holdings (U.K.)                      United Kingdom
        Goldman Sachs International                      United Kingdom
        J. Aron & Company (U.K.)                         United Kingdom
        Goldman Sachs Equity Securities (U.K.)           United Kingdom
        Goldman Sachs International Finance              United Kingdom
   Goldman Sachs Capital Markets, L.P.                   Delaware
   Goldman Sachs (Japan) Ltd.                            British Virgin Islands
   J. Aron Holdings, L.P.                                Delaware
      J. Aron & Company                                  New York
   Goldman Sachs Mortgage Company                        New York
   Goldman Sachs Canada                                  Canada
   Goldman Sachs Credit Partners, L.P.                   Bermuda
   Goldman Sachs Holdings (Netherlands) B.V.             Netherlands
      Goldman Sachs Mitsui Marine Derivative
        Products, L.P. (1)                               Delaware
   GS Equity Markets, L.P. (Bermuda)                     Bermuda
   Goldman Sachs Holdings L.L.C. (2)                     Delaware
      Goldman Sachs International Bank                   United Kingdom
   Goldman Sachs (Cayman) Holding Company                Cayman Islands
      Goldman Sachs & Co. Bank                           Switzerland
      Goldman, Sachs & Co. oHG                           Germany
   Goldman Sachs Financial Markets, L.P.                 Delaware
   GS Hull Holding, Inc.                                 Delaware
      Hull and Associates, L.L.C.                        Illinois
         Hull Trading Co. L.L.C.                         Delaware
------------------------

(1) Represents a joint venture owned by Goldman Sachs Holdings (Netherlands) B.V. (49%), Mitsui Marine and Fire Insurance Co., Ltd. (50%) and GSMMDPGP, Inc. (1%).

(2) Represents a limited liability company owned by Goldman Sachs London Holdings LLC (49%), Caterpillar Financial Services Corp. (50%) and The Goldman Sachs Group, Inc. (1%).